EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan (Registration No. 333-46808), Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan and 1997 Stock Option Plan for Non-Employee Directors (Registration No. 333-29023), Form S-8 pertaining to the 2010 Long-Term Stock Incentive Plan (Registration No. 333-169619), Form S-8 pertaining to the Amended and Restated 2010 Long-Term Stock Incentive Plan (Registration No. 333-191338), Form S-3 pertaining to the registration of 10,350,000 Class A Common Shares (Registration No. 333-167503) of Ralph Lauren Corporation, and Form S-3 pertaining to the September 2013 and August 2015 registered public debt offerings (Registration No. 333-191302) by Ralph Lauren Corporation, of our reports dated May 19, 2016, with respect to the consolidated financial statements of Ralph Lauren Corporation and the effectiveness of internal control over financial reporting of Ralph Lauren Corporation included in this Annual Report (Form 10-K) for the year ended April 2, 2016.

/s/ Ernst & Young LLP
New York, NY
May 19, 2016